AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 13th day of December, 2004, by and between Geraco, Inc., a Nevada corporation ("Geraco"); Hutton Financial Services, Inc., a Nevada corporation ("Hutton"); and the persons listed in Exhibit A-1 hereof, who are the owners of record of all the issued and outstanding stock of Hutton, who execute and deliver the Agreement ("Hutton Stockholders"), based on the following:

                             Recitals

      Geraco wishes to acquire all the issued and outstanding stock of Hutton in exchange for stock of Geraco, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

                            Agreement

      Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                            ARTICLE I
                        EXCHANGE OF STOCK

      1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.07 hereof), the Hutton Stockholders shall assign, transfer, and deliver to Geraco, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Hutton (the "Hutton Shares") held by Hutton Stockholders which shares shall represent all issued and outstanding shares of Hutton common stock, and Geraco agrees to acquire such shares on such date by issuing and delivering in exchange therefore an aggregate of 20,000,000 restricted shares of Geraco common stock, par value $0.001 per share, (the "Geraco Common Stock"). Such shares of Geraco Common Stock shall be issued pro rata based on the number of Hutton Shares held and as set forth opposite the Hutton Stockholder's respective names in Exhibit A-1. All shares of Geraco Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Geraco Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.


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              AGREEMENT AND PLAN OF REORGANIZATION

     1.02 Delivery of Certificates by Hutton Stockholders. The transfer of Hutton shares by the Hutton Stockholders shall be effected by the delivery to Geraco at the Closing (as set forth in Section 1.07 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Hutton Stockholders' expense.

     1.03 Acquisition of Wholly-owned Subsidiary. After giving effect to the transaction contemplated hereby, Hutton will become a wholly-owned subsidiary of Geraco through a stock-for-stock exchange.

     1.04 Officers and Directors. On the Effective Date of the Closing, the board of directors and the officers of Geraco shall consist of the members of the board of directors and officers of Hutton immediately prior to the Closing, to serve thereafter in accordance with the bylaws of Geraco and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

     1.05 Name Change. On or shortly after the Effective Date of the Closing (as set forth in Section 1.07 hereof) Geraco shall change its name to "Hutton Holdings Corporation" or such other name as may be available and to which the parties may agree.

     1.06 Further Assurances. At the Closing and from time to time thereafter, the Hutton Stockholders shall execute such additional instruments and take such other action as Geraco may reasonably request, without undue cost to the Hutton Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Hutton Shares to Geraco .

     1.07 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before December 5, 2004 or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholders of Geraco Common Stock as set forth in Section
4.01 hereof and the Hutton Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.08    Closing Events.

             (a) Geraco Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Geraco shall deliver to Hutton at Closing all the following:

                   (i) A certificate of good standing from the Department of Commerce of the State of Nevada, issued as of a date within ten days prior to the Closing Date, certifying that Geraco is in good standing as a corporation in the State of Nevada;


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
           AGREEMENT AND PLAN OF REORGANIZATION


                   (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Geraco executing this Agreement and any other document delivered pursuant hereto on behalf of Geraco;

                   (iii) Copies of the resolutions/consents of Geraco's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Geraco as of the Closing Date;

                   (iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of Geraco;

                   (v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of Geraco; and

                   (vi) Certificates for 20,000,000 shares of Geraco Common Stock in the names of the Hutton Stockholders and in the amounts set forth in Exhibit "A-1".

    In addition to the above deliveries, Geraco shall take all steps and actions as Hutton and Hutton Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

             (b) Hutton Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Hutton and/or Hutton Stockholder's shall deliver to Geraco at Closing all the following:

                    (i) A certificate of good standing from the Secretary of State of the State of Nevada, issued as of a date within ten days prior to the Closing Date certifying that Hutton is in good standing as a corporation in the State of Nevada;

                    (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Hutton executing this Agreement and any other document delivered pursuant hereto on behalf of Hutton;

                    (iii) Copies of resolutions/consents of the board of directors and of the stockholders of Hutton authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Hutton as of the Closing Date;

                    (iv) The certificate contemplated by Section 5.02, executed by the chief operating officer of Hutton; and

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

              AGREEMENT AND PLAN OF REORGANIZATION


                    (v) The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief operating officer of Hutton.

     In addition to the above deliveries, Hutton shall take all steps and actions as Geraco may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.


                            ARTICLE II
       REPRESENTATIONS, COVENANTS AND WARRANTIES OF GERACO

     As an inducement to, and to obtain the reliance of Hutton, Geraco represents and warrants as follows:

     2.01    Organization.

             (a) Geraco is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Geraco's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

      2.02 Approval of Agreement. Geraco has full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Geraco has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Geraco shareholders and compliance with state and federal corporate and securities laws.

      2.03 Capitalization. The authorized capitalization of Geraco consists of 50,000,000 shares of $0.001 par value common stock, and 10,000,000 shares of $0.001 preferred stock. All issued and outstanding shares of Geraco are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Geraco.

              AGREEMENT AND PLAN OF REORGANIZATION

      2.04    Financial Statements.

              (a) Included in Schedule 2.04, are the audited balance sheet of Geraco as of June 30, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended June 30, 2004, including the notes thereto.

              (b)    The financial statements of Geraco delivered pursuant to
Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Geraco financial statements present fairly, in all material respects, as of their respective dates, the financial position of Geraco. Geraco did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Geraco in accordance with generally accepted accounting principles.

              (c) Geraco has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. Geraco has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Geraco, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Geraco may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Geraco, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Geraco, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Geraco has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Geraco, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Geraco.

     2.05    Outstanding Warrants and Options.   At closing, Geraco will have
no existing warrants, options, calls or commitments outstanding.

     2.06 Information. The information concerning Geraco set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the

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

              AGREEMENT AND PLAN OF REORGANIZATION


circumstances under which they were made, not misleading. Geraco shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Hutton hereunder to be updated after the date hereof up to and including the Closing Date.

     2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Geraco balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

             (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Geraco or (ii) any damage, destruction, or loss to Geraco (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Geraco;

             (b) Geraco has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Geraco; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

             (c) Geraco has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Geraco balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Geraco; or
(vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

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

              AGREEMENT AND PLAN OF REORGANIZATION

             (d) To the best knowledge of Geraco, it has not become subject to any law or regulation which materially and adversely affects, or in the
future would be reasonably expected to adversely affect,    the business,
operations, properties, assets, or condition of Geraco.

     2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Geraco, threatened by or against Geraco or adversely affecting Geraco or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Geraco does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.09 Compliance With Laws and Regulations. Geraco has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance
(i) could not materially and adversely affect the business, operations, properties, assets, or condition of Geraco or (ii) could not result in the occurrence of any material liability for Geraco. To the best knowledge of Geraco, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

     2.10 Material Contract Defaults. Geraco is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Geraco, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Geraco has not taken adequate steps to prevent such a default from occurring.

     2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Geraco is a party or to which any of its properties or operations are subject.

     2.12 Subsidiary. Geraco does not own, beneficially or of record, any equity securities in any other entity. Geraco does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

     2.13 Geraco Schedules. Geraco has delivered to Hutton the following schedules, which are collectively referred to as the "Geraco Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Geraco as complete, true, and accurate:


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

              AGREEMENT AND PLAN OF REORGANIZATION


             (a) A schedule including copies of the articles of incorporation and bylaws of Geraco in effect as of the date of this Agreement;

             (b) A schedule containing copies of resolutions adopted by the board of directors of Geraco approving this Agreement and the transactions herein contemplated;

             (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Geraco since the most recent Geraco balance sheet, required to be provided pursuant to Section 2.04 hereof,

             (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof, and

             (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Geraco Schedules by Sections 2.01 through 2.12.

     Geraco shall cause the Geraco Schedules and the instruments delivered to Hutton hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Geraco Schedules, certified in the same manner as the original Geraco Schedules, shall be delivered prior to and as a condition precedent to the obligation of Hutton to close.

                           ARTICLE III
       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HUTTON

     As an inducement to, and to obtain the reliance of Geraco, Hutton represents and warrants as follows:

     3.01 Organization. Hutton is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Hutton. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Hutton's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

              AGREEMENT AND PLAN OF REORGANIZATION

     3.02 Approval of Agreement. Hutton has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Hutton have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Hutton Stockholders and compliance with state and federal corporate and securities laws.

     3.03 Capitalization. The authorized shares of Hutton consist of 24,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock. All issued and outstanding shares of Hutton are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. All shareholders are either offshore, sophisticated or accredited investors and have supplied written representation to Hutton of such status. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Hutton.

     3.04    Financial Statements.

             (a) Included in Schedule 3.04 are the audited financial statements of Hutton through the year ending June 30, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended June 30, 2004, including the notes thereto.


             (b)    The audited financial statements delivered pursuant to
Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Hutton present fairly, as of their respective dates, the financial position of Hutton. Hutton did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Hutton, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Hutton as of their respective dates and for the respective periods covered thereby.

     3.05 Outstanding Warrants and Options. Hutton has no issued options, calls, or commitments of any nature relating to the authorized and unissued Hutton Common Stock.

     3.06 Due Diligence. Hutton has completed its due diligence and is satisfied with its investigation. The information concerning Hutton set forth in this Agreement and in the schedules delivered by Hutton pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Hutton shall cause the information delivered by Hutton pursuant hereto to Geraco hereunder to be updated after the date hereof up to and including the Closing Date.


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              AGREEMENT AND PLAN OF REORGANIZATION


     3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Hutton balance sheet described in Section 3.04 and included in the information referred to in
Section 3.06:

             (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Hutton or (ii) any damage, destruction, or loss to Hutton materially and adversely affecting the business, operations, properties, assets, or conditions of Hutton.

             (b) Hutton has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Hutton; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other dm those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

             (c) Hutton has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Hutton balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Hutton; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

             (d) To the best knowledge of Hutton, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Hutton.

              AGREEMENT AND PLAN OF REORGANIZATION

     3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Hutton balance sheet and the notes thereto, Hutton has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, including, but not limited to the Hutton technology, intellectual property, computer software, and assets, which are reflected in the most recent Hutton balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Hutton, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Hutton as now being conducted or as contemplated.

     3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Hutton, threatened by or against Hutton or adversely affecting Hutton, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Hutton does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.10 Material Contract Defaults. Hutton is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Hutton, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Hutton has not taken adequate steps to prevent such a default from occurring.

     3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Hutton is a party or to which any of its properties or operations are subject.

     3.12 Governmental Authorizations. Hutton has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Hutton of this Agreement and the consummation by Hutton of the transactions contemplated hereby.

              AGREEMENT AND PLAN OF REORGANIZATION

     3.13 Compliance With Laws and Relations. Hutton has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hutton or except to the extent that noncompliance would not result in the occurrence of any material liability for Hutton. To the best knowledge of Hutton, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

     3.14 Subsidiary. Hutton does not own, beneficially or of record, any equity securities in any other entity. Hutton does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

     3.15 Hutton Schedules. Hutton has delivered to Geraco the following schedules, which are collectively referred to as the "Hutton Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Geraco as of such date, all certified by the chief executive officer of Hutton as complete, true, and accurate:

             (a) A schedule including copies of the articles of incorporation and bylaws of Hutton and all amendments thereto in effect as of the date of this Agreement;

             (b) A schedule containing copies of resolutions adopted by the board of directors of Hutton approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

             (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Hutton since the most recent Hutton balance sheet, required to be provided pursuant to Section 3.04 hereof,

             (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

             (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Hutton Schedules by Sections 3.01 through 3.14.

     Hutton shall cause the Hutton Schedules and the instruments delivered to Geraco hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Hutton Schedules, certified in the same manner as the original Hutton Schedules, shall be delivered prior to and as a condition precedent to the obligation of Geraco to close.

              AGREEMENT AND PLAN OF REORGANIZATION



                            ARTICLE IV
          CONDITIONS PRECEDENT TO OBLIGATIONS OF HUTTON

     The obligations of Hutton under this Agreement are subject to the following conditions:

     4.01    Shareholder Approval.

             (a) Geraco shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Hutton by Geraco through a stock-for-stock exchange of Geraco Common Stock for all of the issued and outstanding Hutton Shares.

             (b) Hutton shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition by Geraco and the exchange of Geraco Common Stock for all of the issued and outstanding Hutton Shares.

     4.02 Accuracy of Representations. The representations and warranties made by Geraco in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Geraco shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Geraco prior to or at the Closing. Hutton shall be furnished with certificates, signed by duly authorized officers of Geraco and dated the Closing Date, to the foregoing effect.

     4.03 Officer's Certificates. Hutton shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Geraco to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Geraco threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Geraco's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

             (a) This Agreement has been duly approved by Geraco's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Geraco by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Geraco pursuant to a unanimous consent;

             (b) There have been no material adverse changes in Geraco up to and including the date of the certificate;

             (c) All conditions required by this Agreement have been met, satisfied, or performed by Geraco;

              AGREEMENT AND PLAN OF REORGANIZATION

             (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Geraco have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

             (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Geraco, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Geraco, the operation of Geraco, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Geraco is bound or in any way contests the existence of Geraco.

     4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Geraco, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Geraco.

     4.05 Good Standings. Hutton shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that Geraco is in good standing as a corporation in the State of Nevada.

     4.06 Other Items. Hutton shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as Hutton may reasonably request.

                            ARTICLE V
          CONDITIONS PRECEDENT TO OBLIGATIONS OF GERACO

     The obligations of Geraco under this Agreement are subject to the following conditions:

     5.01    Shareholder Approval.

             (a) Geraco shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Hutton by Geraco through a stock-for-stock exchange of Geraco Common Stock for all of the issued and outstanding Hutton Shares.

             (b) Hutton shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition by Geraco and the exchange of Geraco Common Stock for all of the issued and outstanding Hutton Shares.

              AGREEMENT AND PLAN OF REORGANIZATION


     5.02 Accuracy of Representations. The representations and warranties made by Hutton and the Hutton Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Hutton shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Hutton prior to or at the Closing. Geraco shall be furnished with a certificate, signed by a duly authorized officer of Hutton and dated the Closing Date, to the foregoing effect.

     5.03 Officer's Certificates. Geraco shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Hutton to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Hutton, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Hutton's own documents, the certificate shall represent, to the best knowledge of the officer, that:

             (a) This agreement has been duly approved by Hutton's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Hutton by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Hutton pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

             (b) Except as provided or permitted herein, there have been no material adverse changes in Hutton up to and including the date of the certificate.

             (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Hutton have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

             (d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Hutton, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Hutton, the operation of Hutton, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Hutton is bound or would in any way contest the existence of Hutton.

              AGREEMENT AND PLAN OF REORGANIZATION

     5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Hutton, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Hutton.

     5.05 Good Standing. Geraco shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Hutton is in good standing as a corporation in the State of Utah.

     5.06 Ownership Documentation. Geraco shall have received documentation verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the Hutton products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to Geraco.

     5.07 Other Items. Geraco shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as Geraco may reasonably request.

                            ARTICLE VI
                        SPECIAL COVENANTS

     6.01    Activities of Geraco and Hutton

             (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Geraco and Hutton pursuant hereto or as permitted or contemplated by this Agreement, Geraco and Hutton will each:

                    (i) Carry on its business in substantially the same manner as it has heretofore;

                    (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                    (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                    (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

              AGREEMENT AND PLAN OF REORGANIZATION



                    (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

                    (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

             (b) From the date of this Agreement until the Closing Date, Geraco and Hutton will not:

                    (i) Make any change in its articles of incorporation or bylaws;

                    (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

                    (iii) Enter into any agreement for the sale of Hutton or Geraco securities without the prior approval of the other party.

                    (iv) Issue or cause to be issued any press announcements or news releases other than those required by law.

     6.02 Access to Properties and Records. Until the Closing Date, Hutton and Geraco will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Hutton or Geraco and will furnish the other party with such additional financial and other information as to the business and properties of Hutton or Geraco as each party shall from time to time reasonably request.

     6.03 Indemnification by Hutton. Hutton will indemnify and hold harmless Geraco, and their directors and officers, employees and agents, and each person, if any, who controls Geraco, within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of this Agreement, or any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Hutton expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Geraco and shall survive the consummation of the transactions contemplated by this Agreement. This indemnity agreement does not cover any acts of Geraco, its management, employees, or agents, prior to the date of this Agreement.

              AGREEMENT AND PLAN OF REORGANIZATION

     6.04 Indemnification by Geraco. Geraco will indemnify and hold harmless Hutton, the Hutton Stockholders, Hutton's directors and officers, and each person, if any, who controls Hutton within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Geraco expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Hutton and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

     6.05 The Acquisition of Hutton Common Stock. Geraco and Hutton understand and agree that the consummation of this Agreement including the issuance of the Geraco Common Stock to Hutton in exchange for the Hutton Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Geraco and Hutton agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

             (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

                    (i) The Hutton Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Geraco Common Stock, and that this transaction involves certain risks.

                    (ii) The Hutton Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

              AGREEMENT AND PLAN OF REORGANIZATION
                    (iii) Hutton Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

                    (iv) The Hutton Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and- the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

                    (v) All information which the Hutton Stockholders have provided to Geraco or their representatives concerning their suitability and intent to hold shares in Geraco following the transactions contemplated hereby is complete, accurate, and correct.

                    (vi) The Hutton Stockholders have not offered or sold any securities of Geraco or interest in this Agreement and have no present intention of dividing the Geraco Common Stock or Hutton Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                    (vii) The Hutton Stockholders understand that the Geraco Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Geraco Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Hutton or Geraco an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Geraco Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the Geraco Common Stock or Hutton Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

              AGREEMENT AND PLAN OF REORGANIZATION

             (viii) The Hutton Stockholders acknowledge that the shares of Geraco Common Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, Geraco is not under any obligation to register the Geraco Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such Geraco Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Geraco is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Hutton Stockholders can sell, transfer, or otherwise dispose of such Geraco Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, Geraco' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Geraco Common Stock held by Hutton Stockholders and the certificates representing the Geraco Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.
      THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                    (ix) Subject to compliance with federal and state securities laws, Geraco may refuse to register further transfers or resales of the Geraco Common Stock in the absence of compliance with rule 144 unless the Hutton Stockholders furnish Geraco with an opinion of counsel reasonably acceptable to Geraco stating that the transfer is proper. Further, unless such opinion states that the shares of Geraco Common Stock are free of any restrictions under the Securities Act, Geraco may refuse to transfer the securities to any transferee who does not furnish in writing to Geraco the same representations and agree to the same conditions with respect to such Geraco Common Stock as set forth herein. Geraco may also refuse to transfer the Geraco Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

              AGREEMENT AND PLAN OF REORGANIZATION

             (b) In connection with the transaction contemplated by this Agreement, Hutton and Geraco shall each file, with the assistance of the other and their respective legal counsel, such notices. applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Hutton Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

             (c) In order to more fully document reliance on the exemptions as provided herein, Hutton, the Hutton Stockholders, and Geraco shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Geraco or Hutton and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

             (d) The Hutton Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     6.06 Geraco Liabilities. Immediately prior to the Closing Date, Geraco shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

     6.07 Securities Filings. Geraco shall be responsible for the preparation and filing of any reports required by the Securities and Exchange Commission or any other governing organization. Geraco shall be responsible for obtaining consolidated audited financials within 60 days from the closing date, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

     6.08    Sales of Securities Under Rule 144, If Applicable.

             (a) Geraco will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to tune amended.

             (b) Upon being informed in writing by any person holding restricted stock of Geraco as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Geraco will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

              AGREEMENT AND PLAN OF REORGANIZATION

             (c) If any certificate representing any such restricted stock is presented to Geraco's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Geraco and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Geraco will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section
6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

             (d) The shareholders of Geraco as of the date of this Agreement, as well as those receiving Geraco Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

                           ARTICLE VII
                          MISCELLANEOUS

     7.01 Brokers. Except as provided herein, Geraco and Hutton agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, Geraco and Hutton each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for international, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

              AGREEMENT AND PLAN OF REORGANIZATION


     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Utah.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Geraco, to:                If to Hutton, to:
Gerald Curtis                    Douglas Goff
4531 South 1880 East             14803 Blue Max
Salt Lake City, UT 84117         San Antonio, TX 78248

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Geraco or Hutton such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.08 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

     7.09 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

              AGREEMENT AND PLAN OF REORGANIZATION


     7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     N WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Geraco, Inc.                            Hutton Financial Services, Inc.
a Nevada corporation                    a Nevada corporation

    /s/ Gerald Curtis                          /s/ Douglas Goff
By: ___________________________         By: ________________________________
    Gerald Curtis, President                Douglas Goff, President
                                            And Sole Shareholder

                           EXHIBIT A-1

                 Hutton Financial Services, Inc.
                       List of Shareholders


                             Number of              Number of Geraco
                             Hutton Shares          Shares to be Received
Name of Shareholder          Owned                  in Exchange
-------------------          -----------            ---------------

Douglas Goff                   1,000,000            20,000,000
                             -----------            ----------
Total Shares                   1,000,000            20,000,000
                             ===========            ==========

















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